                                     EXHIBIT J
                                        to
                              Collateral Trust Agreement

This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:

     James P. McIntyre, Esq.
     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017


     By:_______________________
        James P. McIntyre, Esq.


             COLLATERAL ASSIGNMENT OF LESSOR'S
                INTEREST IN OPERATING LEASES


          THIS COLLATERAL ASSIGNMENT OF LESSOR'S INTEREST IN OPERATING LEASES (this "Assignment") is made this ___ day of January, 1994, by ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a limited partnership organized under the laws of New Jersey, having an office at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey ("Assignor") in favor of IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized under the laws of the State of New York, as Collateral Trustee under the Collateral Trust Agreement (hereinafter defined), having an address at 1 State Street, 11th Floor, New York, New York 10004 ("Assignee").

                    W I T N E S S E T H:

          WHEREAS, Assignor is the present owner of a fee simple estate in (i) certain property located, situate, lying and being in the City and County of Atlantic and the State of New Jersey, and more particularly described on Schedule A annexed hereto (the "Land"), (ii) certain air space located, situate, lying and being in the City and County of Atlantic and the State of New Jersey, and more fully described in Tract IV of Schedule A annexed hereto (the "Air Space"), and (iii) certain buildings, structures, improvements, equipment, furniture, fittings and fixtures affixed or attached to, installed or placed in or upon the Land or the Air Space (the "Hotel Assets", together with the Land and the Air Space, the "Property"), and more particularly described in that certain Operating Lease

Agreement dated October 31, 1983 between Assignor, as lessor, and The Claridge at Park Place, Incorporated ("CPPI"), as lessee, and that certain Expansion Operating Lease Agreement dated March 17, 1986 between Assignor and CPPI, each as amended by (i) Amendment to Operating Lease Agreement and Expansion Operating Lease Agreement dated June 15, 1989 between Assignor and CPPI, (ii) Second Amendment to Operating Lease Agreement and Expansion Operating Lease Agreement dated March 27, 1990, between Assignor and CPPI, and (iii) Third Amendment to Operating Lease Agreement and Expansion Operating Lease Agreement dated August 1, 1991, between Assignor and CPPI (collectively, as amended, modified or supplemented from time to time in accordance with their respective terms, the "Operating Leases"); and

          WHEREAS, pursuant to the terms of the Operating
Leases, Assignor has leased the Property to CPPI; and

          WHEREAS, CPPI and The Claridge Hotel and Casino
Corporation (the "Company") have entered into an indenture dated as of the date hereof with Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Indenture"); and

          WHEREAS, CPPI, the Company and Assignor have entered into a collateral trust agreement dated as of the date hereof with Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Collateral Trust Agreement"); and

          WHEREAS, the issuance of the notes (together with any replacements, modifications or substitutions thereof, the "Notes") by Assignee under the Indenture is expressly conditioned on the execution and delivery by the undersigned of this Assignment; and

          WHEREAS, to secure all of the present and future obligations of CPPI, the Company and Assignor to Assignee under the Indenture, the Notes, the Collateral Trust Agreement and the mortgage dated as of the date hereof between Assignor and Assignee (as modified, amended or supplemented from time to time in accordance with its terms, the "Mortgage") and all other agreements, documents and instruments delivered in connection with the Indenture (as modified, amended or supplemented from time to time in accordance with their respective terms, collectively, the "Financing Documents"), Assignor has agreed to execute and deliver this Assignment covering all of its interest as landlord in the Operating Leases.

          NOW, THEREFORE, THESE PRESENTS WITNESSETH, that in consideration of the foregoing and the sum of One and 00/100 ($1.00) Dollar and other good and valuable consideration by Assignee to Assignor, the receipt whereof is hereby acknowledged, Assignor does hereby SELL, ASSIGN, TRANSFER, SET OVER, GRANT AND DELIVER unto Assignee, its successors and assigns, all of Assignor's right, title and interest in, to and under: the Operating Leases and all other leases and subleases, written or oral, licenses, franchises, concessions and all other agreements, now or hereinafter in effect and whether or not of record, for use or occupancy of all or any part of the Property.

          TOGETHER WITH any and all extensions and renewals of any thereof and all of Assignor's right, title and interest in, to and under: any and all further leases and subleases, lettings, sublettings, or agreements (including subleases thereof and tenancies following attornment) upon or covering the use or occupancy of all or any part of the Property (the Operating Leases and all other leases, subleases, licenses, franchises, concessions, tenancies and other agreements heretofore mentioned are hereafter collectively called the "Leases");

          TOGETHER WITH all of Assignor's right, title and interest in, to and under: any and all guarantees of any of the obligations of tenants, subtenants, licensees, franchisees, concessionaires and other occupants thereunder (the foregoing being collectively called "Tenants") under any of the Leases and all security given for such Tenant's performance under any of the Leases subject to the rights and interests of the party or parties giving such security with respect thereto, if any; and

          TOGETHER WITH the immediate and continuing right to collect and receive all of the rents, royalties, income, receipts, revenues, issues, profits and other benefits now due or which may become due or to which Assignor may now or shall hereafter (including during the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Property, including, but not limited to: (a) minimum rents, additional rents, percentage rents, parking, maintenance, tax and insurance contributions, construction contributions and/or reimbursements, deficiency rents and liquidated damages following default, premiums payable by any Tenant upon the exercise of a cancellation privilege originally provided in any Lease, all income from any licenses, franchise or any other agreements and all proceeds payable under any condemnation awards or settlements, policies of insurance or settlement thereof covering loss of rents resulting from untenantability cause by destruction or damage to the Property together with any and all rights and claims of any kind which Assignor may have against any Tenant (sometimes hereafter collectively referred to as "Rents"), and (b) any abatement, rebate, refund or return, whether now or hereafter payable, of the whole or any part of any tax, assessment or other charge levied or assessed upon the whole or any part of the Property whether heretofore or hereafter levied or assessed or that has been or hereafter is paid (sometimes hereafter referred to as "Abatements").

          TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, or for such shorter period as hereafter may be indicated, subject to a revocable license to Assignor as more particularly set forth herein.

          FOR THE PURPOSE OF SECURING the payment and performance of the Secured Obligations (as defined in the Mortgage).

          Subject to the provisions contained in the Financing Documents, during the existence of a Notice of Acceleration Assignor irrevocably constitutes and appoints Assignee as its lawful attorney, coupled with any interest, in its name and stead to collect any and all Rents and Abatements. At the request of Assignee, Assignor shall promptly execute, acknowledge, deliver, record, register and file any specific assignment of Lease in addition to this Assignment which Assignee reasonably may require from time to time (all in form and substance reasonably satisfactory to Assignee) to effectuate, complete, perfect, continue or preserve the assignments of the Operating Leases or the other Leases and the Rents and Abatements. If a Notice of Acceleration shall be in effect, Assignor shall have a license granted hereby to collect and receive all Rents and Abatements and apply the same subject to the provisions of the Financing Documents. This license shall terminate, at the option of Assignee, upon the effectiveness of a Notice of Acceleration. If a Notice of Acceleration shall be in effect, Assignee shall have the right to terminate the license granted hereunder, upon notice to Assignor, and to exercise the following rights and remedies in addition to any other rights or remedies available to Assignee under applicable law: (a) to collect any and all of the Rents and Abatements; (b) to use such measure, legal or equitable, as in its discretion may be deemed necessary or appropriate to enforce the payment of the Rents and Abatements and any security given in connection therewith; (c) to secure and maintain the use and possession of the Property or any part thereof; (d) to fill any and all vacancies and to rent, lease and let the Property or any part thereof at its discretion; (e) to adjust, settle or otherwise deal with any Rents and Abatements and to execute or render any and all instruments deemed by Assignee to be necessary or appropriate in connection therewith; and (f) to subordinate any Lease, at any time and from time to time to the Mortgage, request or require such subordination, where such reservation, option or authority was reserved to Assignor under any Lease, or in any case, where Assignor otherwise would have the right, power or privilege to do so. If a Notice of Acceleration shall be in effect, upon demand by Assignee, Assignor shall promptly pay to Assignee all Rents and Abatements and, to the extent permitted by law, any security given in connection therewith allocable to any period after a Notice of Acceleration shall be in effect. Subject to any requirement of law, any Rents or Abatements received hereunder by Assignee shall be deposited in the Partnership Collateral Account, to be held, applied and disbursed as provided in the Collateral Trust Agreement, provided that, subject to any applicable requirement of law, any security deposits actually received by Assignee shall be held, applied and disbursed as provided in the applicable Leases and applicable law. The foregoing appointment shall be irrevocable, coupled with an interest and continuing and the rights, powers and privileges shall be exclusive in Assignee so long as any part of the Secured Obligations shall remain unpaid.

          TO PROTECT THE SECURITY OF THIS ASSIGNMENT, IT IS
COVENANTED AND AGREED THAT:

          SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in, or by reference to, the Mortgage.

          SECTION 2. Assignor's Warranties. Assignor represents and warrants to Assignee that (a) Assignor has good title to the Operating Leases, the Leases and Rents hereby assigned and good right to assign the same; (b) no other Person has any right, title or interest in Assignor's right, title and interest therein, except pursuant to the Wraparound Mortgage; (c) there are no existing leases on the Property to which Assignor is a party other than the Operating Leases and to the best of Assignor's knowledge, CPPI has provided Assignee with complete and correct copies of same; (d) the Leases are in full force and effect and there are no renewals, extensions, modifications, amendments or assignments to any of the Leases; (e) the Rents and Abatements from the Property whether now due or hereafter to become due are not currently sold, assigned, transferred, mortgaged or pledged, except pursuant to the Wraparound

Mortgage; and (f) any of the Rents and Abatements due and issuing from the Property for any period subsequent to the date hereof have not been collected and, except as explicitly set forth in the Operating Leases with respect to rent abatements and deferrals, payment of any of the same has not otherwise been anticipated, waived, released, discounted, set off or otherwise discharged or compromised.

          SECTION 3. Assignor's Covenants.  Assignor shall
(a) observe, perform and discharge, duly and punctually, all of the obligations, terms, covenants, conditions and warranties of the Operating Leases and the Leases on the part of Assignor to be kept, observed and performed, and give prompt notice to Assignee of any failure on the part of Assignor to observe, perform and discharge same; (b) notify and direct in writing each and every present or future Tenant that any security deposit or other deposits (other than payments of rent less than one month in advance collected by Assignor at the start of the term of the Lease or at the execution of the Lease) delivered to Assignor have been retained by Assignor or assigned and delivered to Assignee, as the case may be; (c) subject to receipt of Assignee's consent as required pursuant to the terms of
Section 4 hereof, enforce or secure the performance of each and every obligation, term, covenant, condition and agreement in the Operating Leases or the Leases by any Tenant (or any guarantor under any guaranty of any Lease) to be performed; and (d) appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Operating Leases or the Leases or the obligations, duties, or liabilities of Assignor or any Tenant thereunder, and, upon request by Assignee, to do so in the name and behalf of Assignee but at the expense of Assignor, and to pay all reasonable costs and expenses of Assignee, including reasonable attorney's fees, in any action or proceeding in which Assignee is required to appear.

     SECTION 4. Assignor's Additional Covenants. (a) Assignor further covenants and agrees that: (i) except as permitted by the Wraparound Mortgage, Assignor shall not pledge, transfer, mortgage or otherwise encumber or assign future payments of Rents except to Assignee as Mortgagee under the Mortgage; and (ii) without the consent of Assignee as Mortgagee, unless otherwise expressly provided in the Financing Documents, Assignor shall not (A) waive, excuse, condone, discount, set-off, compromise, or in any manner release or discharge any Tenant thereunder (or any guarantor under any guaranty of any Lease), of and from any obligations, covenants, conditions and agreements by said Tenant (or guarantor) to be kept, observed and performed, including the obligation to pay any Rent thereunder, in the manner and at the time specified therein; (B) cancel, terminate or consent to any surrender of the Operating Leases or any other Lease unless such right was originally so reserved by Tenant in said Lease; (C) commence an action of ejectment or any summary proceedings for dispossession of the Tenant under the Operating Leases or any other Lease;
(D) exercise any right of recapture provided in the Operating Leases or any other Lease, nor modify, or in any way alter the terms of any Lease in a manner which would reduce the rental, shorten the term, impose additional obligations on Assignor thereunder or reduce a material obligation of the Tenant thereunder; (E) lease any part of the Property or renew or extend the term of any Lease unless an option therefor was originally so reserved by the Tenant in said Lease; (F) consent to any modification of the express purposes for which any Tenant's premises have been leased; and (G) except as expressly permitted by the Operating Leases, consent to any subletting of any part of the Property, or to any assignment of the Operating Leases or any other Lease by any Tenant thereunder or to any assignment or further subletting of any sublease (unless such right was originally so reserved by Tenant in said Lease) without the consent of Assignee, not to be unreasonably withheld if any profit derived by the Tenant thereunder from any such subletting or assignment shall be paid over to Assignee.

          (b)  Assignor further covenants and agrees that:
all leases entered into by Assignor after the date hereof shall be subjected to the Lien of this Assignment immediately upon the execution thereof by Assignor and shall, without further assignment, become subject to the Lien of this Assignment as fully as though now leased by Assignor. Nevertheless, Assignor will do all such further acts and execute, acknowledge, deliver, record and file mortgage supplements in a form reasonably satisfactory to the parties hereto, and all such further assignements and assurances as Assignee may reasonably deem necessary or desirable effectively to subject such leases to the Lien of this Assignment.

          SECTION 5. Notice of Acceleration; Assignee's Rights. So long as a Notice of Acceleration is in effect, Assignee shall have the complete right, power and authority hereunder to exercise and enforce any or all of the following remedies: (i) in accordance with the Financing Documents, to declare all sums secured hereby immediately due and payable and, at its option, exercise all of the rights and remedies contained in any of the Financing Documents; and (ii) subject to the rights of the Tenant under the Operating Leases, without regard to the adequacy of the security, upon notice to Assignor, to apply for a receiver to be appointed by a court to enter upon, take possession of or manage, operate and repair the Property and to make, modify, enforce, cancel or accept surrender of the Operating Leases or any Lease now in effect or then in effect; remove and evict any Tenant; increase or decrease rents; decorate, clean and repair; and otherwise do any act or incur any costs or expense as Assignee shall deem proper to protect the security as fully and to the same extent as Assignor could do if in possession, and in such event to apply the Rents so collected to the costs of operation, management and repair of the Property, but in such order as Assignee shall deem proper, and including the payment of the Secured Obligations; and (iii) to the extent permitted by law, upon the demand of Assignee, Assignor shall turn over the security deposits, if any, to Assignee or a receiver appointed by a court;

          Provided, however, that the acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall not, prior to entry upon and taking of possession of the Property by Assignee, be deemed or construed to constitute Assignee in possession nor thereafter or at any time or in any event obligate Assignee to appear in or defend any action or proceeding relating to the Operating Leases or the Leases or to the Property, or to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Operating Leases or the Leases; nor shall Assignee be deemed to have assumed any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any Tenant unless the same shall actually be received by Assignee; nor shall Assignee be liable in any way for any injury or damage to any Person or property sustained in or about the Property, unless caused by the gross negligence or willful misconduct of Assignee or its agents, contractors or employees;

          And provided further that the collection of the Rents and application as aforesaid and the entry upon and taking possession of the Property shall not cure or waive any default or waive, modify or affect any notice of default under any of the Financing Documents or invalidate any act done pursuant to such notice, and the enforcement of any such right or remedy by Assignee, once exercised, shall continue for so long as Assignee shall elect, notwithstanding that the collection and application aforesaid of such Rents may have cured for the time the original default. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following the occurrence of any subsequent Event of Default. A demand on any Tenant made by Assignee for payment of Rents by reason of any default claimed by Assignee shall be sufficient warrant to said Tenant to make future payments of Rents to Assignee without the necessity for further consent by Assignor.

          SECTION 6. Indemnification. Subject to Section 18, Assignor hereby agrees to indemnify and hold Assignee harmless of and from any and all liability, loss, damage or expense which it may or might incur under or by reason of this Assignment or for any action taken by Assignee hereunder (other than such as may be incurred as a result of the willful misconduct or gross negligence of Assignee), or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Assignee arising out of the Leases, including any claim by any Tenant of credit for Rents paid to and received by Assignor, but not delivered to Assignee; should Assignee incur any such liability, loss, damage or expense, the amount thereof (including reasonable attorney's fees) with interest thereon, at the highest rate permitted by law, shall be payable by Assignor upon demand, and shall be secured hereby and by the other Security Documents.

          SECTION 7. Delivery and Execution of Assignments. Until the Secured Obligations shall have been paid in full, Assignor will, upon the request of Assignee deliver to Assignee executed copies of any and all Leases and any guaranties of the Tenants' obligations thereunder.

          SECTION 8. Waiver of Assignee's Rights. The failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment for any period of time or at any time or times shall not be construed or deemed to be a waiver of any such right, and nothing herein contained, nor anything done or omitted to be done by Assignee pursuant hereto, shall be deemed a waiver by Assignee of any of its rights and remedies hereunder or under any of the Financing Documents or under any applicable law. The right of Assignee to collect the Secured Obligations and to enforce any other security therefor may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken hereunder.

          SECTION 9.  Termination of Assignment.  Upon
payment in full and performance of all of the Secured Obligations, this Assignment shall become and be void and of no effect. Assignee agrees, on the request of Assignor, to execute any further documents or instruments, in recordable form if requested, necessary or desirable to terminate the effectiveness of this Assignment.

          SECTION 10.  Notices.  All notices and other
communications required or permitted to be given hereunder shall be given as set forth in Section 6.03 of the Mortgage.

          SECTION 11.  Successors and Assigns.  The terms,
covenants, conditions and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all lessees, subtenants and assigns of same, and all subsequent owners of the Property, and all subsequent holders of the Security Documents.

          SECTION 12.  Other Security.  Assignee may accept
or release other security for payment of the Secured
Obligations, release any Person primarily or secondarily liable therefor and apply any other security held by it to the satisfaction of the Secured Obligations, without prejudice to any of its rights under this Assignment.

          SECTION 13. Further Assurances. Assignor and Assignee shall each make, execute and deliver unto the other upon demand and at any time or times any and all assignments and other instruments sufficient for the purpose of carrying out the purposes and intent of this Assignment.

          SECTION 14.  Governing Law.  This Assignment shall
be governed by and construed in accordance with the laws of the State of New Jersey.

          SECTION 15. Modification. No provision of this Assignment shall be modified, waived or terminated, and no consent to any departure by Assignor from any provision of this Assignment shall be effective, unless the same shall be by an instrument in writing, signed by Assignor and Assignee with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 16. Liens; Further Assurances. Assignor will not execute any other assignment of Leases or any interest therein or any of the Rents payable thereunder, except in connection with any permitted and subordinate financing. Any subordinate financing or other instrument or Lien may not become superior to the Leases nor permit the holder of any subordinate mortgage to terminate the Leases or otherwise adversely effect the Assignee's rights hereunder. Assignor will perform all of its covenants and agreements under the Leases, and except as explicitly specified in the Operating Leases will not suffer or permit to occur any release of liability of any Tenant or the accrual or any right in such Tenant to withhold payment of Rents. Assignor will give prompt notice to Assignee of any notice of the default of any Tenant or from any other person and furnish Assignee with complete copies of said notice.
If requested by Assignee, Assignor, at Assignor's sole cost and expense, will enforce the Leases and all remedies available to Assignor against any Tenant in case of default under said Lease by such Tenant.

          SECTION 17. No Release. (a) Notwithstanding any variation of the terms of the Financing Documents, including the increase or decrease of the principal amount thereof or in the rate of interest payable thereunder or any extension of time for payment thereunder, or any release of part or parts of the Property, the Leases and the benefits hereby assigned shall continue as additional security in accordance with the terms of this Assignment.

          (b) Assignee (i) may take security in addition to the security already given Assignee for the payment of the principal and interest provided to be paid in or by the Financing Documents or release of such other security, (ii) may release any party primarily or secondarily liable, (iii) may grant an extension, renewal, modification, or indulgences with respects to such Financing Documents and replacements thereof, which replacement of the Financing Documents may be on the same or on terms different from the present terms, provided, that none of the foregoing are prohibited by the Wraparound Mortgage, and (iv) may apply any other security therefore held by it to the satisfaction of such obligation without prejudice to any of its rights hereunder.

          Section 18. Non-Recourse. No general or limited partner of Assignor nor any of their respective agents, officers, directors or employees as such shall be personally liable to any Secured Party or other person for any obligations of Assignor (or the Company or the Guarantors) under this Assignment or any of the other Financing Documents or for any claim based upon or in respect of such obligations. In addition, Assignor shall not have general liability for any such obligations, recourse to Assignor in respect of all such obligations being expressly limited to the Collateral. Nothing contained in this Section shall limit, restrict or impair the rights of Assignee, the

Trustee or the Noteholders to take actions or bring suit against any person to enforce such obligations and the remedies provided in the Financing Documents (so long as none of Assignor, its general or limited partners, nor their respective agents, officers, directors or employees as such shall have any personal liability thereon, satisfaction thereon being limited to the Collateral). Each Noteholder, by accepting a Note, irrevocably waives and releases all such liability. The waiver and release contained herein are part of the consideration for the granting of this Assignment, the Mortgage and related security interests by Assignor.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed under seal and delivered as of the day and year first above written.


                              ASSIGNOR:


                              ATLANTIC CITY BOARDWALK
                                ASSOCIATES, L.P.


                              By:_______________________
                                 Name:
                                 Title:  General Partner

                              By:________________________
                                 Name:
                                 Title:  General Partner


                              ASSIGNEE:

                              IBJ SCHRODER BANK & TRUST
                              COMPANY


                              By:________________________
                                 Name:
                                 Title:

STATE OF  ________       :
                         :  ss.
COUNTY OF ________       :


          BE IT REMEMBERED, that on this ___ day of ______, 1994, before me personally appeared ___________, General Partner of ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said partnership, and further acknowledges that he did receive a true copy of the within instrument.



                                   ________________________
				   (Notary Public)


(SEAL)                             My Commission expires:

STATE OF  ________       :
                         :  ss.
COUNTY OF ________       :


          BE IT REMEMBERED, that on this ___ day of ______, 1994, before me personally appeared ___________, General Partner of ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said partnership, and further acknowledges that he did receive a true copy of the within instrument.



                                   ________________________
				   (Notary Public)


(SEAL)                             My Commission expires:

STATE OF  ________       :
                         :  ss.
COUNTY OF ________       :


          BE IT REMEMBERED, that on this ___ day of January, 1994, before me personally appeared _________________, __________________ of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said entity, and further acknowledges that he did receive a true copy of the within instrument.



                                   ________________________
				   (Notary Public)


(SEAL)                             My Commission expires:

                         Schedule A

                    Description of Land


TRACT I:

          BEGINNING in the Northeasterly line of Indiana
Avenue (60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending

          1. North 62 degrees 32 minutes East, parallel with Pacific Avenue, 155 fee; thence

          2. South 27 degrees 28 minutes East, parallel with Indiana Avenue, 50.10 feet; thence

          3. South 62 degrees 32 minutes West, parallel with Pacific Avenue 155 fee to the first mentioned
Northeasterly line of Indiana Avenue; thence

          4.  North 27 degrees 28 minutes West, along same,
50.10 feet to the point and place of BEGINNING.


TRACT II:

          BEGINNING in the Southwesterly line of Indiana
Avenue (60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending:

          1.  South 27 degrees 28 minutes East, along said
Southwesterly line of Indiana Avenue, 300 feet; thence

          2. South 62 degrees 32 minutes West, parallel with Pacific Avenue, 138.10 feet to the Northeasterly line of Park Place, (60 feet wide); thence

          3.  North 27 degrees 28 minutes West, along same,
300 feet; thence

          4. North 62 degrees 32 minutes West, parallel with Pacific Avenue, 138.10 feet to the point and place of BEGINNING.

TRACT III:

          BEGINNING in the Northeasterly line of Ohio
Avenue, (50 feet wide) at a point 200 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide), and extending

          1. North 62 degrees 32 minutes East, parallel with Pacific Avenue, 145.60 feet to the Southwesterly line of Park Place, (60 feet wide); thence

          2.  South 27 degrees 28 minutes East, along same,
150 feet; thence

          3. South 62 degrees 32 minutes West, parallel with Pacific Avenue, 145.60 feet to the First mentioned
Northeasterly line of Ohio Avenue; thence

          4.  North 27 degrees 28 minutes West, along same,
150 feet to the point and place of BEGINNING


TRACT IV:  AIR RIGHTS

          ALL THAT CERTAIN real property in the City of Atlantic City, County of Atlantic, State of New Jersey, which lies above (but not below) the horizontal plane the elevation of which is 26.0 feet above that certain datum level which designates as zero an elevation equal to mean sea level at Atlantic City, as computed and established by the United States Coast and Geodetic Survey and which lies below (but not above) another horizontal plane the elevation of which is 71.5 feet above said datum level, and which is bounded by and lies within that certain plot or parcel described as follows:

          ALL THAT CERTAIN lot, tract, or parcel of land and premises, situate, lying and being in the City of Atlantic
City, County of Atlantic, and State of New Jersey, bounded and described as follows:

          BEGINNING at a point in the Westerly line of Park
Place (60 feet wide), said point being distant 200.00 feet
South of the Southerly line of Pacific Avenue (60 feet wide), and extending from said beginning point; thence

          1. South 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Park Place, a distance of
150.00 feet to a point; thence

          2. North 89 degrees 42 minutes 23 seconds East, crossing Park Place, a distance of 67.44 feet to the easterly line of Park Place; thence

          3. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Park Place, a distance of
180.80 feet; thence

          4. South 62 degrees 32 minutes 00 seconds West crossing Park Place, a distance of 60.00 feet to the point and place of BEGINNING.

          TOGETHER with the benefits of a certain easement from the City of Atlantic City to Del E. Webb New Jersey,
Inc. dated 3-20-86, recorded in Deed Book 4216, page 299.

This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:

     James P. McIntyre, Esq.
     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017


     By:_______________________
        James P. McIntyre, Esq.


             COLLATERAL ASSIGNMENT OF LESSOR'S
                INTEREST IN OPERATING LEASES